STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Sun Life Assurance Company of Canada (U.S.) on March 19, 2004 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the corporation be amended to add a new Article 10 to read as follows:

"10. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article 10 by the stockholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the corporation at the time of such repeal or amendment."

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder of the corporation has consented to said amendment in writing in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Sun Life Assurance Company of Canada (U.S.) has caused this certificate to be signed by Ellen B. King, an Authorized Officer, this 24th day of March, 2004.

By:	/s/ Ellen B. King ______________________
Authorized Officer

Title:	Assistant Vice President and Senior Counsel
and Secretary

Name:	Ellen B. King
Print or Type

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held on December 3, 1984, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

"RESOLVED, that the Certificate of Incorporation of Sun Life Assurance Company of Canada (U.S.) be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

"4. The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) shares of common stock and the par value of each of such shares is one thousand dollars ($1,000.00) amounting in the aggregate to ten million dollars ($10,000,000.00)."

FURTHER RESOLVED, that the officers of the corporation be and hereby are authorized to do and perform any and all acts and things necessary or advisable to perfect and carry out such amendment."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Sun Life Assurance Company of Canada (U.S.) has caused this certificate to be signed by David D. Horn, its Vice President and General Manager and attested by Bonnie S. Angus, its Secretary, this 20th day of December, 1984.

ATTEST:	SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By: /s/ Bonnie S. Angus	By: /s/ David D. Horn
Secretary	Vice President and General Manager

CERTIFICATE OF INCORPORATION

of

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

1. The name of the corporation is Sun Life Assurance Company of Canada (U.S.).

2. The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purpose to be conducted or promoted is:

(a) to transact the business of life insurance in all its branches, to carry on the business of sickness, accident, health and disability insurance in all their branches, and to grant annuities of all kinds whether dependent on human life or otherwise and whether immediate or deferred and whether contingent or otherwise, and to issue policies in respect of the foregoing which are participating or non-participating, fixed or variable in amount, and on an individual or group basis,

(b) to reinsure all or any risks connected with any of the businesses aforesaid and to transact the business of reinsurance,

(c) to create and maintain one or more separate accounts attributable to any class of business for the time being and from time to time carried on by the corporation, with power to keep separate the assets of any such account from the assets of any other account, to the end that that portion of the assets of each such account equal to the reserves and other contract liabilities with respect to such account shall not be chargeable with liabilities arising out of any business which the corporation may conduct,

(d) to invest any moneys of the corporation, including the assets of any separate account or accounts established and maintained by it, as may be authorized by law, and to hold, sell or otherwise deal with such investments,

(e) to provide advisory, management or sales distribution services to any investment company registered under the Investment Company Act of 1940, or to any entity carrying on an investment or insurance business or a business reasonably incidental to them,

(f) in general to possess and exercise all powers and privileges granted and to engage in activities authorized by the general corporation law of Delaware or by any other law of Delaware to the extent reasonably incidental to the transaction of its business.

4. The total number of shares of stock which the corporation shall have authority to issue is five thousand (5,000) shares of common stock and the par value of each of such shares is one thousand dollars ($1,000.00) amounting in the aggregate to five million dollars ($5,000,000.00).

5. The name and mailing address of each incorporator is as follows:

Name	Address
David N. Brown	888 16th Street, N.W.
Washington, D.C. 20006

W. Crosby Roper, Jr.	888 16th Street, N.W.
Washington, D.C. 20006

Cyril V. Smith, Jr.	888 16th Street, N.W.
Washington, D.C. 20006

6. The corporation is to have perpetual existence.

7. Notwithstanding any other provision of this certificate of incorporation, the corporation may:

(a) with respect to any separate account registered with the Securities and Exchange Commission as a unit investment trust, exercise voting rights in connection with any securities of a regulated investment company registered under the Investment Company Act of 1940 and held in such separate account in accordance with instructions from persons having interests in such account ratably as determined by the corporation;

(b) with respect to any separate account registered with the Securities and Exchange Commission as a management investment company, establish for such account a committee, board, or other body, the members of which may or may not be otherwise affiliated with the corporation and may be elected to such membership by the vote of persons having interests in such account ratably as determined by the corporation; such committee, board or other body may have the power, exercisable alone or in conjunction with others, to manage such separate account and the investment of its assets and to make such other provisions in respect of any such separate account as may be deemed appropriate to facilitate compliance with any Federal or State law now or hereafter in effect, subject, however, to any required approvals of regulatory agencies; and

(c) to the extent that the corporation deems it necessary or desirable in order to comply with any applicable regulatory requirements, provide for persons having an interest in any separate account other voting and special rights and procedures for the conduct of the business of such account, including, without limitation, rights and procedures relating to investment policies, investment advisory and management services, selection of certified public accountants and other matters affecting the administration of such separate account.

8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. The corporation may amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 7th day of January, 1970.

/s/David N. Brown

/s/W. Crosby Roper, Jr.

/s/Cyril V. Smith, Jr.

UNITED STATES OF AMERICA)

) ss:

DISTRICT OF COLUMBIA )

BE IT REMEMBERED that on this 7th day of January, A.D. 1970, personally came before me, a Notary Public for the District of Columbia, David N. Brown, W. Crosby Roper, Jr. and Cyril V. Smith, Jr., all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/Ruth M. Miles
Notary Public

" " " " " " " " ""	My commission expires
"Ruth M. Miles"	May 14, 1971
"Notary Public"
"District of Columbia"
" " " " " " " " ""